As filed with the Securities and Exchange Commission on December 18, 2000.
                                            Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                         CROWN CORK & SEAL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                                  One Crown Way
     Pennsylvania        Philadelphia, Pennsylvania 19154          23-1526444
(State of Incorporation)  (Address of principal (Zip Code)     (I.R.S. Employer
                            executive offices)               Identification No.)


                        CROWN CORK & SEAL COMPANY, INC.
                             RETIREMENT THRIFT PLAN
                            (Full Title of the Plan)
                         William T. Gallagher, Esquire
              Vice President, Secretary and Acting General Counsel
                        Crown Cork & Seal Company, Inc.
                                 One Crown Way
                        Philadelphia, Pennsylvania 19154
                    (Name and address of agent for service)
                                 (215) 698-5100
          (Telephone number, including area code, of agent for service)

                                With a Copy to:
                            Thomas A. Ralph, Esquire
                           William G. Lawlor, Esquire
                                    Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                  Proposed        Proposed
Title Of                          Maximum         Maximum
Securities          Amount        Offering        Aggregate          Amount Of
To Be               To Be         Price Per       Offering         Registration
Registered          Registered    Share(1)        Price(1)             Fee
--------------------------------------------------------------------------------
Common Stock      500,000 shares   $3.20        $1,600,000.00        $422.40
par value
$5.00
per share (2)
Interests
in the Plan (3)
--------------------------------------------------------------------------------
(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $3.20 per share, the average high and low prices of Common Stock, par value $5.00 per share ("Common Stock"), of Crown Cork & Seal Company, Inc. as reported on the New York Stock Exchange on December 11, 2000.
(2) Includes associated Rights to Purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with the Crown Cork & Seal Company, Inc. Retirement Thrift Plan (the "Plan"). A registration statement on Form S-8, file number 33-50369 (the "Prior Registration Statement") was filed on September 22,1993 in respect of shares of Common Stock to be offered pursuant to the Plan and is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

Item 8.           Exhibits.

                  The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

                  Exhibit Number         Description
                  23                     Consent of PricewaterhouseCoopers, LLP.
                  24                     Power of Attorney
                                         (included in Signature Page).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 14, 2000.

                                        CROWN CORK & SEAL


                                        By: /s/ William J. Avery
                                            ---------------------------
                                            William J. Avery
                                     Title: Chairman of the Board
                                            and Chief Executive Officer


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes William J. Avery, Alan W. Rutherford and William T. Gallagher, and each of them, his/her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and indicated on December 14, 2000.

/s/ William J. Avery
-------------------------
William J. Avery         Chairman of the Board and Chief Executive Officer
                         (Principal Executive Officer)

/s/ Alan W. Rutherford
-------------------------
Alan W. Rutherford       Executive Vice President, Chief Financial Officer
                         and Director (Principal Financial Officer)

/s/ Thomas A. Kelly
-------------------------
Thomas A. Kelly          Vice President and Corporate Controller
                         (Principal Accounting Officer)

/s/ Henry E. Butwel
-------------------------
Henry E. Butwel          Director


/s/ Arnold W. Donald
-------------------------
Arnold W. Donald         Director



/s/ John W. Conway
-------------------------
John W. Conway           Director



-------------------------
James L. Pate            Director



/s/ Jenne K. Britell
-------------------------
Jenne K. Britell         Director



/s/ Marie L. Garibaldi
-------------------------
Marie L. Garibaldi       Director



/s/ John B. Neff
-------------------------
John B. Neff             Director



/s/ Thomas A. Ralph
-------------------------
Thomas A. Ralph          Director



/s/ Harold A. Sorgenti
-------------------------
Harold A. Sorgenti       Director



/s/ Guy de Wouters
-------------------------
Guy de Wouters           Director